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                                                                   Exhibit 10.17

                              EMPLOYMENT AGREEMENT



                 THIS EMPLOYMENT AGREEMENT, is made and entered into as of the third day of January, 1995, by and between SFMT. Inc., a Delaware corporation (the "Corporation"), and Jan Loeber (the "Executive").

                              W I T N E S S E T H:

                 WHEREAS, the Executive has substantial experience in the telecommunications industry in both operations and finance; and

                 WHEREAS, the Corporation desires to employ the Executive, and the Executive desires to be employed by the Corporation, in accordance with the terms and provisions herein contained:

                 NOW, THEREFORE, in consideration of the premises and the mutual covenants herein set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

         1.      Employment.

         (a) The Corporation hereby employs the Executive, and the Executive, hereby accepts such employment, on the terms, and subject to the conditions herein contained.

         (b) The Executive shall be the Senior Vice President -- Hermes of the Corporation, and by secondment agreement shall be assigned to work at SFMT-Hermes ("SFMT-Hermes"), a subsidiary of the Corporation, or Hermes Europe Railtel B.V, ("Hermes Europe"), a subsidiary of SFMT-Hermes, as the Managing Director of Hermes Europe. In his capacity as Senior Vice President -- Hermes, the Executive shall report to and shall perform such duties and exercise such power and authority as may from time to time be delegated to him by, the Chief Executive Officer of the Corporation. As the Managing Director of Hermes Europe he shall also report to the Board of Supervisory Directors of Hermes Europe.

         (c) The Executive shall devote all of his business time and attention and his best efforts to the performance of his duties pursuant to this Employment Agreement.

         (d) Initially, the Executive shall be required to reside in Brussels and work from the Corporation's offices in Brussels. The Corporation reserves the right to require that the Executive will move to and reside in and operate from the offices of the Corporation's or Hermes Europe in another major city within the region in which Hermes Europe operates.

         2.      Term.    The initial term of the employment of the Executive
under this Employment Agreement shall be Two (2) years, commencing on January 3, 1995, and continuing, unless sooner terminated pursuant to Section 9 to and including January 2, 1997. Thereafter this Agreement shall be automatically renewed annually, unless either party hereto shall

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deliver written notice in accordance with Section 9 to the other party at least
Six (6) months prior to the date of termination of the initial term or any extension or renewal thereof (the "Term") of its desire to terminate such employment (a "Notice of Termination").

         3.      Compensation.

         (a) During the initial Term, the Executive shall be paid a salary at the rate of Two Hundred Thirty-Five Thousand Dollars ($235,000) per annum, payable in accordance with the Corporation's customary payroll practices for executive officers.

         (b) Thereafter, at the end of each year the Compensation Committee of the Board of Directors of the Corporation shall review the salary of the Executive, and shall make such increases to such salary as the Board of Directors shall, in its sole and absolute discretion, deem appropriate.

         (c) For the purposes of this Agreement, "Salary" shall mean any payment by the Corporation to the executive pursuant to this Section 3.

         4.      Bonus.

         (a) After the Executive has been employed by the Corporation for a period of eighteen (18) months, and as additional compensation to the Executive hereunder, the Executive will be assessed for eligibility to receive a discretionary bonus (the "Bonus") in respect of the initial employment period. Subject to the provisions of Section 4(b), the initial target for such Bonus, based on the achievement by Hermes Europe of the objectives shall be Fifty percent (50%) of the Salary of the Executive earned during the initial employment period. The first bonus shall be in respect of two years ("the Initial Bonus"), payable in accordance with Section 4(c). One-half of the maximum target for the Initial Bonus shall be guaranteed. The remainder of the potential Initial Bonus shall be subject to the achievement of the performance objectives set forth in the approved Hermes Europe Business Plan.

         (b) The formula or other method for determining the Bonus for the Executive in each subsequent fiscal year shall be determined by the Corporation and shall be based upon the performance of Hermes Europe in such fiscal year as compared with the Hermes Europe approved business plan for such fiscal years. The amount of the Bonus paid to the Executive in respect of any fiscal year of the Corporation shall be subject to the sole and absolute discretion of the Board of Directors of the Corporation. The objectives for each fiscal year and the amount of bonus for successful completion of objectives (as a percentage of base salary or other formula declared for the period) shall be established during the period between Twelve (12) and Fifteen (15) months prior to the fiscal year for which such objectives apply (e.g., October 1 - December 31, 1994 for fiscal year 1996).

         (c) All Bonuses in respect of any fiscal year of the Hermes Europe shall be paid within Thirty (30) days after the issuance of the audited financial statements of Hermes Europe for such fiscal year. The only exception will be the guaranteed portion of the initial Bonus which shall be paid on or before January 2, 1997.


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         5.      Equity Participation

         (a) The Corporation shall use its best efforts to cause SFMT-Hermes to adopt a Stock Option Plan (the "Option Plan") for its senior executives. Subject to the provision of the Plan, SFMT-Hermes shall grant to the Executive options to purchase shares of Capital Stock of SFMT-Hermes ("Capital Stock"). The number of shares of Capital Stock which shall be subject to the option shall be an amount equal to Three and One-Half percent (3.5%) of the outstanding shares of SFMT-Hermes to be determined at the time of the completion of the capitalization required to achieve the build-out of the first phase of network installation in accordance with an approved business plan of Hermes Europe; provided however, that the issuance of such options is conditioned upon such capitalization being committed to in writing on or prior to January 1, 1997 and completed within six months thereafter; provided, further, that if Hermes Europe does not for any reason adopt a stock option plan for its senior executives, the Corporation shall provide options to purchase a number of shares of Common Stock of the Corporation of comparable value as of the same date, which options shall be issued pursuant to the Corporation's 1992 Stock Option Plan, as amended. Any options which may be issued to the Executive shall vest as follows:

                 (i) options to purchase 33.33% (one-third) of the shares of Capital Stock shall vest as at the close of business on January 2, 1997;

                 (ii) options to purchase 33.33% (one-third) of the shares of Capital Stock shall vest as at the close of business of January 2,1998: and

                 (iii) options to purchase 33.33% (one-third) of the shares of Capital Stock shall vest as at the close of business on January 2, 1999.

Notwithstanding the foregoing, in the event the Hermes Europe business plan is revised to provide for the capitalization of Hermes Europe on a date subsequent to January 1, 1997, then the foregoing options shall be issued on each of the date of commitments for such capitalization (subject to its completion within six months thereafter), and one-third of such options shall vest on the close of business on each of the date of such commitment, and the first and second anniversaries of the commitment of such financing (in each case subject to completion of such financing within six months of the commitment for such financing).

         (b) The Corporation has a Restricted Stock Plan (the "Restricted Plan"). Subject to the provision of the Restricted Plan, the Corporation shall grant to the Executive Twenty Thousand (20,000) shares of Restricted Stock of the Corporation ("Restricted Stock") upon achievement of the first year Hermes Europe Business Plan objectives. The shares shall vest as follows:

                 (i) Six Thousand Six Hundred Sixty-Six (6,666) shares of Restricted Stock shall vest as at the close of business on January 2, 1997;

                 (ii) Six Thousand Six Hundred Sixty-Seven (6,667) shares of Restricted Stock shall vest as at the close of business on January
         2. 1998; and


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                 (ii)      Six Thousand Six Hundred Sixty-Seven (6,667) shares
         of Restricted Stock shall vest as at the close of business on January 1, 1999.

         6.      Benefits.

         (a) During the Term. the Executive shall be entitled to receive such benefits and to participate in such employee group benefit plans as are generally provided by the Corporation, or made available by the Corporation, to its executive officers, including without limitation, but subject to the conditions imposed by the carriers, any medical, health, disability and life insurance policies.

         (b) During the Term, the Corporation or Hermes Europe shall provide to the Executive, at the Corporation's expense, use of a late model automobile appropriate in the geographic location of Executive's residence, and acceptable to the Corporation.

         (c) During the Term, the Corporation or Hermes Europe shall provide business class transportation to and from the United States for one trip per annum for Executive and Executive's immediate family living with Executive in Brussels.

         (d) During the initial first Two (2) years of the Term, the Corporation or Hermes Europe shall provide to the Executive a furnished residence in the city of residence of the Executive.

         (e) The Corporation or Hermes Europe shall pay to the Executive during the Term an amount perannum as shall compensate the Executive for tax equalization in connection with the requirement that the Executive reside outside the United States for so long as the Executive is required to live outside the United States. Such tax equalization shall apply to Salary, Bonus taxable components of equity awards and any other payment deemed taxable in a foreign jurisdiction. SFMT will also be responsible for paying for the preparation and filing of your domestic and international income taxes.

         (f) The Executive shall be paid an amount equal to Seven percent (7%) of the Executive's Salary as a cost of living adjustment in connection with requirement that the Executive reside in Brussels for so long as the Executive is required to live in Brussels.

         (g) The Corporation or Hermes Europe shall provide relocation and moving support as provided in the Schedule to this Agreement in connection with the Executive's relocation to Brussels.

         7.      Expense Reimbursement.

         (a) During the Term, the Corporation shall reimburse the Executive for all reasonable expenditures actually and necessarily paid or incurred by the Executive in the course of and pursuant to the business of the Corporation. Such reimbursement shall be subject to the submission to the Corporation by the Executive of appropriate documentation and/or vouchers,



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and shall be made in accordance with customary procedures of the Corporation for expense reimbursement, as may from time to time be established.

         (b) Should the Corporation provide Executive with a credit card, Executive acknowledges complete personal responsibility for all charges made on such credit card. Any charges received by the Corporation for expenses not documented on an approved expense report may be deducted by the Corporation from the Executives payroll check. Upon termination of this Agreement, non-approved charges shall be deducted from the last payroll check issued to the Executive.

         8. Vacation. In each fiscal year of the Corporation during the Term, the Executive shall be entitled to Four (4) weeks vacation time, which shall not be cumulative from year to year without the prior written consent of the Corporation or unless the Executive shall be unable to take such vacation due to Executive's duties under this Agreement; provided, however, that to the extent the Executive cannot take vacation time during the Term due to his responsibilities under this Agreement, upon termination, Executive shall be entitled to be compensated for accrued but unused vacation time.

         9.      Termination.

         (a) Notwithstanding anything to the contrary contained in this Agreement, the Corporation shall at all times have the right to terminate this Agreement and the employment of the Executive hereunder for "Cause" by written notice to the Executive in accordance with Section 15. For the purpose of this Agreement, the term "Cause" shall mean any action of the Executive or any failure to act by the Executive which constitutes:

                 (i) fraud, embezzlement or any felony in connection with the Executive's duties as an executive officer of the Corporation or any subsidiary or affiliate of the Corporation, or willful misconduct or the commission of any other act which causes or may reasonably be expected to cause substantial economic or reputational injury to the Corporation or any such subsidiary or affiliate of the Corporation. including any violation of the Foreign Corrupt Practices Act, as described in Section 15 of this Agreement;

                 (ii) continuing conflict of interest or continuing failure to follow reasonable directions or instructions of the Board of Directors or Chief Executive Officer of the Corporation. A conflict of interest or a failure to follow directions of the Board of Directors or the Chief Executive Officer of the Corporation shall be deemed to be continuing if the Executive shall have received written notice thereof and shall have not terminated the conflict of interest or failure to follow directions within Thirty (30) days after receipt of such notice; or

                 (iii) an extended period of absence by the Executive from the performance of the obligations of the Executive provided hereunder, which absence shall be for a reason other than a disability, and which has not been approved in writing advance by the Board of Directors or the Chief Executive Officer of the Corporation.



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         (b)     Notwithstanding anything to the contrary contained in this
Agreement, the Corporation, by written notice to the Executive, shall at all times have the right to terminate this Agreement and the employment of the Executive hereunder if the Executive shall experience a "Total Disability." For the purpose of this Agreement the term "Total Disability" shall mean any mental or physical illness, condition, disability or incapacity as shall:

                 (i) prevent the Executive from reasonably discharging his services and employment duties hereunder;

                 (ii) be attested to in writing by a physician acceptable to the Corporation; and

                 (iii) continue during any period of Three (3) consecutive months or for periods aggregating three months in any twelve-month period.

         A Total Disability shall be deemed to have occurred on the last day of such applicable three-month period.

         (c) This Agreement shall terminate automatically upon the date of the death of the Executive.

         10.     Payments upon Termination.

         (a) If the Corporation shall terminate the employment of the Executive under this Agreement pursuant to Section 9(a) hereof, or if the employment of the Executive hereunder shall be terminated by the Executive other than in accordance with Section 2 hereof, then, in any such event, the Corporation shall have no obligation to pay to the Executive his Salary or any other compensation or benefits provided under this Agreement for any period after the date of such termination, or to pay any Bonus for the year in which such termination occurs; provided, however, that the Corporation shall pay all Salary earned by the Executive prior to the date of such termination and the reimbursement of all expenses incurred by the Executive prior to the date of such termination in accordance with Section 7 hereof. Upon a termination pursuant to Section 9(a) or by the Executive, all options and restricted shares granted to Executive pursuant to Section 5 shall immediately be canceled and no further options shall vest.

         (b) If the employment of the Executive hereunder shall terminate pursuant to Sections 9 (b) or (c) hereof, if the employment of the Executive shall be terminated by the Corporation in accordance with Section 2 hereof, or if the Executive shall be terminated by the Corporation other than in accordance with the provisions of this Agreement, the Corporation shall pay to the Executive or his Estate, as the case may be, the Salary and Bonus for the fiscal year in which such termination occurs, prorated for the number of weeks during which the Executive was employed by the Corporation during such fiscal year.

         (c) In the event that the Corporation terminates the employment of the Executive by delivering notice in accordance with Section 2, or for any reason other than those set forth in



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Section 9 above, the Executive shall receive as severance an amount equal to the greater of (i) Six (6) months salary, and (ii) the amount of salary that would have been payable to the Executive from the date of Notice of Termination until the end of the Term, had the Corporation not delivered such Notice of Termination. Such severance pay shall be paid in equal monthly installments, commencing the month following such termination, and shall be payable in accordance with the Corporation's customary practices for executive officers.

         (d) In the event that the employment of the Executive is terminated due to a Total Disability or the death of the Executive in accordance with Section 9(b) or 9(c) hereof, then the Executive or his designated beneficiary, as the case may be, shall be entitled to receive such amounts as are provided for in any disability policy or life insurance policy provided by the Corporation for the benefit of the Executive.

         11. Covenants of The Executive. In order to induce the Corporation to enter into this Agreement and employ the Executive hereunder, the Executive hereby covenants and agrees as follows:

         (a) During the Term and for a period of Twelve (12) months thereafter, the Executive shall not, without the prior written consent of the
Corporation:

                 (i) directly or indirectly acquire or own in any manner any interest in any person, firm, partnership, corporation, association or other entity which competes with the Corporation or any of its affiliates or subsidiaries; or

                 (ii) be employed by, or serve as an employee, agent, officer, director of any person, firm, partnership, corporation association which competes with the Corporation or any of its affiliates or subsidiaries.

The foregoing provisions of this Section 11(a) shall not prevent the Executive from acquiring and/or owning not more than nine per cent of the equity or debt securities of any company which has securities listed for trading on a recognized securities exchange or are regularly traded in the National Association of Securities Dealers Automated Quotation System.

         (b) The Executive shall not at any time, other than in the ordinary course of business of the Corporation, when and if required, disclose, directly or indirectly, to any person, firm, corporation, partnership, association or other entity, any confidential information relating to the Corporation or any of its affiliates or subsidiaries, or any information concerning the financial condition, suppliers, customers, lessors, lessees, sources of leads for and methods of obtaining new business or the methods generally of doing and operating the respective businesses of the Corporation, its affiliates and subsidiaries, except to the extent that such information is a matter of public knowledge or is required to be disclosed by law or-judicial or administrative process.

         (c) During the Term and for a period of Twelve (12) months thereafter, the Executive shall not, without the prior written consent of the Corporation, directly or indirectly through any other individual or entity:

                 (i) solicit, entice, persuade or induce any individual who currently is, or at any time during the Term shall be, an employee of the Corporation, or any of its affiliates, to



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         terminate or refrain from renewing or extending such person's employment with the Corporation or such subsidiary or affiliate, or to become employed by or enter into contractual relations with any other individual or entity, and the Executive shall not approach any such employee for any such purpose or authorize or knowingly cooperate with the taking of any such actions by any other individual or entity; or

                 (ii) except in accordance with the Executive's duties hereunder on behalf of the Corporation, solicit, entice, persuade, or induce any individual or entity which currently is, or at any time during the Term shall be, a customer, supplier, lessor or lessee of the Corporation, or any of its subsidiaries of affiliates, to terminate or refrain from renewing or extending its contractual or other relationship with the Corporation or such subsidiary or affiliate, and the Executive shall not approach any such customer, supplier, lessor or lessee for such purpose or authorize or knowingly cooperate with the taking of any such actions by any other individual or entity.

         12. Specific Performance. The Executive acknowledges that a breach or violation by the Executive of the covenants or agreements contained in
Section 11 of this Agreement would cause irreparable harm and damage to the Corporation if such provisions are not specifically enforced, the monetary amount of which would be impossible to ascertain. Therefore, the Corporation shall be entitled to enforce such provisions in a court of equity by a decree of specific performance and to obtain an injunction from any court of competent jurisdiction enjoining and restraining any breach or violation of any or all of the covenants and agreements contained in Section 11 of this Agreement by the Executive and/or his employees, associates, partners or agents, or entities controlled by one or more of them, either directly or indirectly. Such remedies shall be cumulative and not exclusive and shall be in addition to whatever other rights or remedies the Corporation shall have for damages for a breach by the Executive of the covenants or agreements contained in Section 11 or elsewhere in this Agreement.

         13. Foreign Corrupt Practices Act. The Executive agrees to comply in all respects with the U.S. Foreign Corrupt Practices Act of 1977 (the "FCPA"), as amended, which provides generally that: under no circumstances will foreign officials, representatives, political parties or holders of public offices be offered, promised or paid any money, remuneration, things of value, or provided any other benefit, direct or indirect, in connection with obtaining or maintaining contracts or orders hereunder. The Executive's failure to comply in all respects with the provisions of the FCPA shall constitute a material breach by him of his obligations hereunder and shall entitle SFMT to terminate this Agreement immediately. A copy of the Corporation's FCPA policy is annexed hereto as Exhibit C.

         14. No Delegation. The Executive shall not delegate his employment obligations under this Agreement to any other person.

         15. Notices. Any notice required or permitted to be given under this Agreement shall be in writing and sent by facsimile, with appropriate confirmation of receipt, certified mail, return receipt requested, or overnight courier to the following addresses:

                 If to the Corporation:    SFMT, Inc.
                                           477 Madison Avenue, 8th floor



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                                           New York, New York 10022
                                           Attention: General Counsel
                                           Fax: 212-371-9552

                 If to the Executive:      2 Cobblefield Drive
                                           Mendham, New Jersey 07945

Either party may change the address to which notices, requests, demands and other communications to such party shall be delivered personally or mailed by giving notice thereof to the other party hereto in the manner herein provided. Notices shall be deemed given at the time of receipt.

         16. Deductions and Withholding. The Executive acknowledges and agrees that the Company shall be entitled to withhold from the Executive's compensation hereunder, including Salary and Bonus and other payments made pursuant to the Agreement, all applicable taxes that are due to the appropriate jurisdictions, and pay this withholding to the appropriate tax authorities, consistent with the tax equalization treatment described in Section 6(e) herein. Tax equalization, applied in the context of monthly withholding, shall be reconciled at year end.

         17. Binding Effect. This Agreement shall be for the benefit of and binding upon the parties hereto and their respective heirs, personal representatives, legal representatives, successors and, where applicable, assigns.

         18. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings and arrangements, both oral and written, between the parties hereto with respect to such subject matter. This Agreement may not be modified, amended, altered or rescinded in any manner, except by written instrument signed by both of the parties hereto; provided, however, that the waiver by any party of compliance by any other party with respect to any provision hereof or of any breach by such other party need be signed only by the party waiving such provision or breach; provided, further, that the waiver by either party hereto of a breach or compliance with any provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or compliance.

         19. Severability. In case any one or more of the provisions of this Agreement shall be held by any court of competent jurisdiction to be illegal, invalid or unenforceable in any respect, such provision shall be of no force and effect, but the illegality, invalidity or unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement, but this Agreement shall be construed as if such illegal, invalid or unenforceable provision had never been contained herein.

         20. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within New York.

         21. Arbitration. Any and all disputes, controversies and claims arising out of or relating to this Agreement, shall be settled and determined by arbitration conducted before a panel



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of three arbitrators in New York in accordance with the rules of the American
Arbitration Association then in effect. The arbitrators' award shall be final and binding upon the Corporation and the Executive, and judgment confirming such arbitration may be entered thereon in any court having jurisdiction over such proceedings.

         22. Section Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any manner the meaning or interpretation of this Agreement.

         23. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.


                                            SFMT, INC.




                                       By: /s/ [ILLEGIBLE]
                                          -------------------------


                                          /s/ JAN LOEBER
                                          -------------------------
                                                Jan Loeber